UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 1, 2007 (February 23, 2007)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 23, 2007, Anthracite Capital, Inc. (the "Company") entered into Amendment No. 1 to the Parent Guaranty dated as of March 17, 2006 (the "Parent Guaranty Amendment"). The Parent Guaranty Amendment was executed by the Company, as guarantor, and Bank of America, N.A., as the lender (the "Lender") under the Credit Agreement among AHR Capital BofA Limited, a limited company organized under the laws of Ireland, as a borrower, the Company, as the borrower agent, the other borrowers from time to time party thereto and the Lender. The Parent Guaranty Amendment, among other things, amended the definitions of "Adjusted Net Income" and "Debt Service Coverage Ratio".

On February 27, 2007, the Company entered into Amendment to Guaranty dated as of December 23, 2004 (the "Repurchase Guaranty Amendment"). The Repurchase Guaranty Amendment was executed by the Company, as guarantor, and Deutsche Bank AG, Cayman Islands Branch (the "Buyer"), relating to the Master Repurchase Agreement between Anthracite Funding, LLC and the Buyer. The Repurchase Guaranty Amendment, among other things, amended the definitions of "Consolidated Net Income", "Debt Service Coverage Ratio" and "Funds from Operations".

The Lender, the Buyer and their respective affiliates have from time to time provided investment banking, broker-dealer, lending, financial advisory and other services to the Company, BlackRock Financial Management, Inc., the manager of the Company, and their respective affiliates, for which they received customary compensation.

The above summary is not complete and is qualified in its entirety by reference to the full text of the Parent Guaranty Amendment and the Repurchase Guaranty Amendment, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1a and 10.2 hereto, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1a	Amendment No. 1, dated as of February 23, 2007, to Parent Guaranty, dated as of March 17, 2006
10.1b	Parent Guaranty, dated as of March 17, 2006, executed by Anthracite Capital, Inc., as guarantor, in favor of Bank of America, N.A., as lender
10.2	Amendment, dated as of February 27, 2007, to Guaranty, dated as of December 23, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/	James J. Lillis
Name:		James J. Lillis
Title:		Chief Financial Officer

Dated: March 1, 2007